UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2008

Keithley Instruments, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-9965	34-0794417
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
28775 Aurora Road, Solon, Ohio	44139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(440) 248-0400

Not Applicable
________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05     Costs Associated with Exit or Disposal Activities.

On December 15, 2008 Keithley Instruments, Inc. issued a press release reporting a reduction in its global workforce by approximately seven percent, which includes the impact of an early retirement program in response to the rapid deterioration in global economic and industry conditions.  It is estimated that non-recurring severance, retirement and related costs associated with the terminations and early retirements will be approximately $1.5 million to $2.0 million on a pre-tax basis, although actual costs will not be known until the actions are completed in January, and that the majority of the charges will be recorded in the second quarter ending March 31, 2009.  The majority of the cash expenditures are estimated to be paid within one year by the Company.  The Company also announced other cost reduction initiatives relating to employee compensation.  The Company’s press release is filed with this Report as Exhibit 99.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain of the statements in this Current Report on Form 8-K that are not historical facts, including those relating to cost savings, estimated charges expected to be incurred and current expectations of sales and results, are “forward-looking statements”, as defined in the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties.  Actual results may differ materially from the results stated or implied in the forward-looking statements as a result of a number of factors that include, but are not limited to: worldwide economic conditions; uncertainties in the credit and capital markets; business conditions in the semiconductor, wireless, precision electronics and other segments of the worldwide electronics industry; timing of recognizing shipments to revenue; the Company's ability to develop new products in a timely fashion and gain market acceptance of those products to remain competitive and gain market share; competitive factors, including pricing pressures, loss of key employees, technological developments and new products offered by competitors; and the Company’s ability to implement planned cost savings initiatives without adversely affecting the Company’s product development program.  Further information on factors that could cause actual results to differ from those anticipated is included in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q which are filed with the Securities and Exchange Commission.  In light of these uncertainties, the inclusion of forward-looking information should not be regarded as a representation by the Company that its plans or objectives will be achieved.  Further, the Company is not obligating itself to revise forward-looking statements contained herein to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Item 9.01     Financial Statements and Exhibits.

(c) Exhibits.
 99. Press Release Dated December 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keithley Instruments, Inc.

December 17, 2008	By:	/s/ Mark J. Plush
		Name:	Mark J. Plush
		Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99	Press Release Dated December 15, 2008